Exhibit 5.2
February 15, 2011
Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
Ladies and Gentlemen:
We have acted as special counsel to Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), being filed this date by the Company and by RGA Capital Trust I, a Delaware statutory trust (the “Trust”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) junior subordinated debt securities of the Company (the “Junior Subordinated Debt Securities”); (vi) warrants to purchase the Junior Subordinated Debt Securities of the Company (the “Debt Security Warrants”) (together with the Common Stock Warrants, the “Securities Warrants”); (vii) units of the Company (the “Units”), consisting of one or more of Common Stock, Junior Subordinated Debt Securities, Securities Warrants, Trust Preferred Securities (as hereinafter defined), Guarantees (as hereinafter defined), and debt obligations of third parties, including U.S. Treasury Securities (the “Third Party Debt Securities”); (ix) trust preferred securities of the Trust (the “Trust Preferred Securities”); and (x) guarantees of the Trust Preferred Securities by the Company (the “Guarantees”).
We have also acted as counsel for the Company in connection with the registration, under the Act, of: (i) the Company’s Trust Preferred Income Equity Redeemable Securities Units (the “PIERS Units”), the components of which are (A) a 5.75% Cumulative Trust Preferred Security of the Trust (the “PIERS Trust Preferred Security”), and (B) a warrant (the “PIERS Warrants”) to purchase 1.2508 shares of the Common Stock, subject to adjustment; (ii) the Company’s 5.75% Junior Subordinated Deferrable Interest Debentures (the “PIERS Junior Debentures”); and (iii) the guarantee of the PIERS Trust Preferred Securities by the Company (the “PIERS Guarantee”). We have also acted as counsel for the Company in connection with the execution of the PIERS Warrant Agreement, the PIERS Unit Agreement, the PIERS First Supplemental Junior Subordinated Indenture, the PIERS Guarantee Agreement (each as hereinafter defined), the Amended and Restated Trust Agreement of RGA Capital Trust I, dated as of December 18, 2001, the Calculation Agency Agreement, dated as of December 18, 2001, between the Company and Reinsel & Company LLP, and the Remarketing Agreement, dated as of December 18, 2001, among the Company, the Trust, and Lehman Brothers, Inc. (the “Remarketing Agreement”) (collectively, the “PIERS Transaction Documents”), each of which is an exhibit to the Registration Statement. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Remarketing Agreement.
The Common Stock, the Securities Warrants, the Junior Subordinated Debt Securities, the Guarantees, the Units, and the Trust Preferred Securities are hereinafter referred to collectively as

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February 15, 2011

the “Securities.” The Securities that may be issued and sold or delivered from time to time by the Company and the Trust as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act may not exceed an aggregate initial offering price of $510,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.
The Junior Subordinated Debt Securities will be issued under a Junior Subordinated Indenture, dated as of December 18, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee (the “Junior Subordinated Indenture Trustee”), as supplemented (the “Junior Subordinated Indenture”).
The Common Stock Warrants will be issued under a common stock warrant agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent to be specified therein. The Debt Security Warrants will be issued under a debt security warrant agreement (the “Debt Security Warrant Agreement”) among the Company, a debt security warrant agent to be specified therein and the applicable trustee. The Common Stock Warrant Agreement and the Debt Security Warrant Agreement are hereinafter referred to together as the “Warrant Agreements.” Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”
The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).
The Guarantees will be issued pursuant to a guarantee agreement (the “Guarantee Agreement”) between the Company and a guarantee trustee to be specified therein (the “Guarantee Trustee”).
The Trust Preferred Securities will be issued pursuant to a trust agreement (the “Trust Agreement”) among the Trust, a trustee to be specified therein (the “Trustee”) and the Company, as depositor.
The PIERS Units have been issued and are outstanding pursuant to the Unit Agreement, dated as of December 18, 2001, as supplemented September 12, 2008, among the Company, the Trust and The Bank of New York Mellon Trust Company, N. A. (the “PIERS Unit Agreement”).
The PIERS Junior Debentures have been issued and are outstanding pursuant to the First Supplemental Junior Subordinated Indenture, dated as of December 18, 2001, between the Company and The Bank of New York, as trustee (the “PIERS First Supplemental Junior Subordinated Indenture”).
The PIERS Warrants have been issued and are outstanding pursuant to the Warrant Agreement, dated as of December 18, 2001, as amended September 12, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Warrant Agent (the “PIERS Warrant Agreement”).

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The PIERS Guarantee has been issued and is outstanding pursuant to the Guarantee Agreement, dated as of December 18, 2001 between the Company, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Guarantee Trustee (the “PIERS Guarantee Agreement”).
In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the PIERS Transaction Documents and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.
We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will be the valid and legally binding obligation of the Junior Subordinated Indenture Trustee, enforceable against such party in accordance with its terms; (2) at the time of the execution, issuance and delivery of the Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee, enforceable against such party in accordance with its terms; (3) at the time of the execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, enforceable against such party in accordance with its terms; (4) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms; and (5) at the time of the execution, countersignature, issuance and delivery of the Trust Preferred Securities, the related Trust Agreement will be the valid and legally binding obligation of the Trust and the Trustee, enforceable against each such party in accordance with its terms.
We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will continue to be in full force and effect and will not have been terminated or rescinded by the Company or the Junior Subordinated Indenture Trustee; (2) at the time of execution, issuance and delivery of the Guarantees, the Guarantee Agreement will have been duly authorized, executed and delivered by the Company and the Guarantee Trustee and will be in full force and effect and will not have been terminated or rescinded by the Company or the Guarantee Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Counterparty and will be in full force and effect and will not have been terminated or rescinded by the Company or the Counterparty; (4) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Unit Agent; (5) at the time of execution, issuance and delivery of the Trust Preferred Securities, the Trust Agreement will have been duly authorized, executed and delivered by

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the Trust, the Company and the Trustee and will be in full force and effect and will not have been terminated or rescinded by the Trust, the Company or the Trustee; and (7) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Trust, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
We have also assumed that each of the PIERS Transaction Documents remains the valid and legally binding obligation of each of the parties thereto (other than the Company), enforceable against such parties in accordance with its terms, is in full force and effect, and has not be terminated or rescinded by any such parties.
Finally, we have assumed that each of the Junior Subordinated Indenture, any Warrant Agreements, any Guarantee Agreements, any Unit Agreement, the PIERS Transaction Documents, and the PIERS Junior Debentures is governed by the laws of the State of New York. We understand that you are receiving separate opinions of counsel relating to the Common Stock issuable pursuant to the PIERS Warrants and the PIERS Warrant Agreement and the Trust Preferred Securities and the Trust Agreement, as to which we express no opinion.
Based upon the foregoing, in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:
1. With respect to the Junior Subordinated Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Junior Subordinated Debt Securities, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Junior Subordinated Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Junior Subordinated Indenture, such Junior Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, and (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any Securities which are components of the Units, the terms of the offering thereof and related

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matters, (b) taking by the Trust of all trust action to authorize and approve the issuance, execution and terms of any Trust Preferred Securities which are components of the Units, (c) taking by third parties of all necessary corporate or other action to authorize and approve the issuance and terms of any Third Party Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, and (d) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreement, the Securities that are components of such Units, the Trust Preferred Securities that are components of such Units and such Third Party Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Guarantee Agreement, in the case of Guarantees, (ii) certificate of trust for the Trust and the Trust Agreement, in the case of Trust Preferred Securities, and (iii) indenture or other authorizing document, in the case of Third Party Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreement.
5. The PIERS Units are validly issued and entitle the holders thereof to the rights specified in the PIERS Unit Agreement.
6. Each of the PIERS Junior Debentures and the PIERS Guarantee is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:
(a) Our opinions herein reflect only the application of applicable laws of the State of New York (excluding the securities and blue sky laws of such State, as to which we express no opinion) and the Federal laws of the United States of America (excluding the federal securities laws, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.
(b) Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relative to fraudulent conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Junior Subordinated Debt Securities, Guarantees, PIERS Junior Debentures, and the PIERS Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing

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on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.
(c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.
(d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Indentures, Warrant Agreements, Unit Agreement, Guarantee Agreement, PIERS Unit Agreement, PIERS Junior Debentures, the PIERS Guarantee or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.
(e) We express no opinion as to the enforceability of any provision in any Indentures, Warrant Agreements, Unit Agreement, PIERS Unit Agreement, Guarantee Agreement or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (ii) confer subject matter jurisdiction on a court not having independent grounds therefor, (iii) modify or waive the requirements for effective service of process for any action that may be brought, (iv) waive the right of the Company or any other person to a trial by jury, (v) provide that remedies are cumulative or that decisions by a party are conclusive, (vi) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, (vii) govern choice of applicable law or conflict of laws, or (viii) provide for or grant a power of attorney.
(f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you

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February 15, 2011

deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
Very truly yours,
/s/ Bryan Cave LLP